Exhibit 23.1


                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


       We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the amendment of the 1993 Stock Incentive Plan of Hondo Oil & Gas Company of our report dated November 21, 1997, except for Note 5 as to which the date is December 18, 1997, with respect to the consolidated financial statements and schedule of Hondo Oil & Gas Company included in its Annual Report on Form 10-K for the year ended September 30, 1997, filed with the Securities and Exchange Commission.




                                                    /s/ Ernst & Young LLP







       Denver, Colorado
       January 12, 1998